Exhibit 4.1

FORM OF SUBSCRIPTION DOCUMENTS FOR

MSD INVESTMENT CORP.

SHARES OF COMMON STOCK

CONFIDENTIAL

Administrator:	Transfer Agent:

MSD Partners, L.P.	U.S. Bank Global Fund Services
645 Fifth Avenue, 21st Floor	PO Box 701
New York, NY 10022	Milwaukee, WI 53212

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Shares of common stock, par value $0.001 per share (the “Shares”), of MSD Investment Corp. (the “Company”) are being offered to qualified investors pursuant to the Confidential Private Placement Memorandum of the Company.

The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Shares will be offered and sold under the exemption provided by Section 4(a)(2) of the 1933 Act, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering will be made. The Company intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 Act, as amended (the “1940 Act”).

The distribution of this Subscription Agreement and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This Subscription Agreement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized. The Shares are offered subject to the right of the Company to reject any subscription in whole or in part.

Prospective investors must complete the Subscription Agreement (the “Subscription Agreement”), the Investor Suitability Questionnaire (the “Investor Suitability Questionnaire”), and the Bad Actor Disqualification Questionnaire (the “Bad Actor Disqualification Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Suitability Questionnaire, the Bad Actor Disqualification)and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Memorandum of MSD Investment Corp., a Maryland Corporation (as amended from time to time) For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the Shares are being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1. Subscription Agreement: Each Investor should fill in the amount of the Capital Commitment (as defined in the Subscription Agreement), print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on page 19.

2. Investor Suitability Questionnaire: Each Investor should complete and sign the Investor Suitability Questionnaire.

3. Bad Actor Disqualification Questionnaire: Each Investor should complete and sign the Bad Actor Disqualification Questionnaire.

4. Customer Identification Program — Documentation Requirements (if the documentation may have previously been submitted, please contact the Company to confirm.)

(a) Formation:

Organized entities, including corporations, partnerships, limited liability companies, and trusts: provide a certificate of formation and formation agreement.

(b) Identification:

Investors who are natural persons: provide a current (i.e., non-expired) copy of a government issued photo identification.

Corporations, partnerships, limited liability companies, and trusts: provide a current (i.e., non-expired) copy of a government issued photo identification of natural persons who ultimately, directly or indirectly, benefit from 10% or more of the proceeds of the entity or hold 10% or more of the control rights.

Upon review of the above documents, the Company may require additional documentation in order to satisfy its requirements for Know Your Customer and its compliance obligations under Anti-Money Laundering laws and regulations.

5. Data Protection Notice:

Each investor should review the MSD, L.P. Data Protection Notice (“Investor Data Protection Notice”).

6. Tax Forms:

Each investor is required to complete a substitute Form W-9, which is included in the Investor Suitability Questionnaire. Each non-U.S. investor is required to fill in and date the relevant Form(s) W-8 BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP, as applicable, in accordance with the instructions to such Form, and in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addendums as required to claim such exemption or reduction.

If you are a U.S. person for U.S. federal income tax purposes, please complete:

•	IRS Form W-9 (available at https://www.irs.gov/pub/irs-pdf/fw9.pdf)

If you are a grantor trust (including a “defective irrevocable trust”) or a disregarded entity the grantor(s) or owner(s) of which is a U.S. person for U.S. federal income tax purposes, please complete an IRS Form W-9 or, if applicable, the relevant IRS Form W-8, for each such grantor or owner.

If you are a non-U.S. person for U.S. federal income tax purposes, please complete the applicable IRS Form W-8 and provide any additional documentation, as required:

•	IRS Form W-8BEN (Foreign Individuals that are the Beneficial Owners) (available at http://www.irs.gov/pub/irs-pdf/fw8ben.pdf)

•	IRS Form W-8BEN-E (Foreign Entities that are the Beneficial Owners) (available at http://www.irs.gov/pub/irs-pdf/fw8bene.pdf)

•	IRS Form W-8IMY (Foreign Intermediaries, Foreign Flow-Through Entities, or Certain U.S. Branches) (available at http://www.irs.gov/pub/irs-pdf/fw8imy.pdf)

•

IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States) (available at https://www.irs.gov/pub/irs-pdf/fw8eci.pdf)

•	IRS Form W-8EXP (Foreign Governments or Other Foreign Organizations) (available at http://www.irs.gov/pub/irs-pdf/fw8exp.pdf)

7. Evidence of Authorization:

Each Investor must provide valid evidence of authorization, such as a list of authorized agents, and a current copy of a government issued photo identification for the individual(s) authorized to sign the Subscription Documents.

(a)	For Corporations:

Generally, Investors that are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

(b)	For Partnerships:

Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners.

(c)	For Limited Liability Companies:

Limited liability companies must submit a certified copy of the limited liability operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

(d)	For Trusts:

Trusts must submit a copy of the trust agreement.

(e)	For Employee Benefit Plans:

ii

Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

(f)	For Individuals:

Individuals deemed Authorized Signatories must submit be designated as such on the Investor Suitability Questionnaire.

8. Delivery of Subscription Documents:

Please send (i) the completed and executed Subscription Agreement, (ii) the completed and executed Investor Suitability Questionnaire, (iii) Customer Identification, as applicable, (iv) the completed W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), if applicable, and (v) any required evidence of authorization to the Company by email to the Company’s Transfer Agent, U.S. Bank Global Fund Services at alternativefundsupport@usbank.com, with a copy to MSD Investor Relations at IR@msdpartners.com.

Inquiries regarding subscription procedures (including if the Investor Suitability Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to MSD Investor Relations at IR@msdpartners.com. If the Investor’s subscription is accepted (in whole or in part) by the Company, a countersigned copy of this Subscription Agreement will be sent to the Investor upon request.

9. Wire Instructions:

In connection with an Investor’s investment, the Investor shall be required to contribute capital pursuant to Drawdown Notices (as defined in the Subscription Agreement). Upon receipt of a Drawdown Notice, payment shall be sent by wire transfer pursuant to the wire instructions set forth below. Notwithstanding the foregoing, wire instructions may change in the sole discretion of the Company. Therefore, Investors should wire funds in accordance with the wire instructions set forth in any Drawdown Notice issued by the Company. To the extent there is any discrepancy in the wire instructions set forth below and the wire instructions set forth in a Drawdown Notice, the wire instructions in such Drawdown Notice shall prevail.

Please wire funds to:

Bank Name:	U.S. Bank, N.A.

Address:	777 E Wisconsin Ave, Milwaukee, WI 53202

SWIFT Code:	USBKUS44

ABA No.:	075000022

Credit:	MSD Investment Corp.

Account No.:	199383806379

**	Please instruct your bank to charge your account for any bank fees related to the wire transfer.

The Fund and U.S. Bank, N.A. are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

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iii

MSD Investment Corp.

(A Maryland Corporation)

SUBSCRIPTION AGREEMENT

Article I.

Section 1.01 Subscription.

(a)

Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Subscription Agreement”), the undersigned (the “Investor”) irrevocably subscribes for and agrees to purchase shares of common stock, par value $0.001 per share (“Shares”), of MSD Investment Corp. (the “Company”) on the terms and conditions described herein, in the Company’s Confidential Private Placement Memorandum (together with any appendices and supplements thereto, the “Memorandum”), in the Company’s Charter, effective as of January 1, 2022 (the “Charter”), in the Company’s Bylaws, dated as of December 14, 2021 (the “Bylaws”), in the Investment Advisory Agreement between the Company and MSD Partners, L.P. (the “Adviser”), dated as of November 24, 2021 (the “Investment Advisory Agreement”) and in the Administration Agreement between the Company and the Adviser, dated as of November 24, 2021 (the “Administration Agreement” and together with the Charter, the Bylaws, the Investment Advisory Agreement and the Memorandum, the “Operative Documents”). The Investor has received the Operative Documents. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

(b)

The Investor agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereof (the “Capital Commitment”), payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

“Drawdown Purchase Price” shall mean, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the Per Share NAV (as defined below) as of the Drawdown Date, subject to adjustment in accordance with the procedures set forth in “II. Summary of Principal Terms and Conditions — Drawdowns; Investment Period” and “VIII. 1940 Act Regulation And Other Considerations — Valuation” in the Memorandum (the “Adjustment Procedures”), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any date, the net asset value per Share determined in accordance with the procedures set forth in “II. Summary of Principal Terms and Conditions — Valuation” and “VIII. 1940 Act Regulation And Other Considerations — Valuation” in the Memorandum (as those procedures may be changed from time to time in a manner consistent with the limitations of the Investment Company Act of 1940, as amended (the “1940 Act”)), as of the last day of the Company’s fiscal quarter immediately preceding such date.

“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of capital contributions made by that Investor at all previous Drawdown Dates pursuant to Section 1.01(b).

“Minimum Commitment” shall mean the minimum initial Capital Commitment by any prospective purchaser of the Company’s common stock is $[25,000], subject to a determination by the Adviser, in its sole discretion, to waive such minimum requirement.

Section 1.02 Certain 1940 Act-Related Approvals.

By executing this Subscription Agreement, the Investor, as a shareholder of a business development company (“BDC”) upon the Conversion, exercises a vote in favor of the following actions of the Company:

(a)

The Company will maintain the minimum “asset coverage” ratio of 150%, as permitted by the 1940 Act. “Asset coverage” has the meaning set forth in Section 18(h) of the 1940 Act and generally is a company’s total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness and, if applicable, preferred stock.

(b)

Investors should be aware that MSD Investment, LLC converted from a Maryland limited liability company to a Maryland corporation (the “Conversion”) on January 1, 2022, and following such Conversion became “MSD Investment Corp.,” a Maryland corporation (the Company). Prior to the Conversion, the Company entered into the Investment Advisory Agreement between the Company and MSD Partners, L.P. (the “Adviser”). Pursuant to the Investment Advisory Agreement, the Company will pay to the Adviser an annual base management fee (the “Management Fee”), an incentive fee (the “Incentive Fee”) and provide the services outlined in the Investment Advisory Agreement attached hereto as Appendix F.

Section 1.03 Closings.

(a)

The closing of the transactions contemplated by this subscription agreement will take place at 645 Fifth Ave, 21st Floor, New York, New York 10022-5910 on the date set forth on the signature page hereto (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date” and the date of the last Closing prior to the date on which the Adviser determines, in its sole discretion, to stop accepting Capital Commitments, the “Final Closing Date”)). The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor suitability questionnaire (the “Investor Suitability Questionnaire”), attached as Appendix A, and the Bad Actor Disqualification Questionnaire (the “Bad Actor Disqualification Questionnaire”, attached as Appendix E. Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement upon request.

(b)

The Company may enter into Other Subscription Agreements with Other Investors after the Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.”

(c)

At each Drawdown Date following any Subsequent Closing, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1.01(b); provided, however, that notwithstanding the foregoing, the definition of Drawdown Share Amount and the provisions of Section 2.01(b), nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors at a per share price greater than the Per Share NAV as of the Drawdown Date, as adjusted pursuant to the Adjustment Procedures.

(d)

In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate subscription agreement with the Company and such other documents as may be requested by the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

Article II.

Section 2.01 Drawdowns.

(a)

Subject to Section 2.01(b), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 1.01(b).

(b)

Prior to each Drawdown Date, the Company shall deliver to the Investor a notice (each, a “Drawdown Notice”) setting forth (i) the aggregate purchase price for Shares being purchased on the Drawdown Date; (ii) the applicable Drawdown Purchase Price; (iii) the estimated Drawdown Share Amount; (iv) Per Share NAV as of the applicable Drawdown Date, and (v) the account to which the Drawdown Purchase Price should be wired. The Company shall deliver each Drawdown Notice to the Investor at least ten Business Days prior to the Drawdown Date. On the Drawdown Date, if as a result of adjustments to the Per Share NAV in accordance with the Adjustment Procedures, the estimated Drawdown Share Amount set forth in the Drawdown Notice is not the actual Drawdown Share Amount, the Company will deliver to the Investor an additional notice setting forth the adjusted Per Share NAV and the actual Drawdown Share Amount. A form of Drawdown Notice is attached hereto as Appendix B.

For the purposes of this Subscription Agreement, the term “Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

(c)	The delivery of a Drawdown Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Purchase Price identified in each Drawdown Notice.

(d)

On each Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice.

(e)

Upon payment of the Drawdown Purchase Price to the Company, the Company shall issue to each Investor a number of Shares determined by dividing (x) the Drawdown Purchase Price by (y) the Per Share NAV as of the Drawdown Date, subject to adjustment in accordance with the Adjustment Procedures; provided, however, that notwithstanding the provisions of Sections 1.01(b) and 2.02, on the first Drawdown Date following the Company’s acceptance of a Subsequent Investor’s Subscription Agreement, upon payment of the Drawdown Purchase Price by such Subsequent Investor, the Company shall issue to such Subsequent Investor a number of Shares determined by dividing (x) the Drawdown Purchase Price paid minus the Organizational Expense Allocation by (y) the Per Share NAV as of the Drawdown Date, subject to adjustment in accordance with the Adjustment Procedures.

“Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (i) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total Capital Commitments received by the Company through such date by (ii) the total amount of organizational expenses spent by the Company in connection with the Company’s formation.

(f)	The Company has appointed U.S. Bank Global Fund Services to act as transfer agent and registrar for the Shares.

(g)

Until such time as the Company’s board of directors (the “Board”) determines to cause the Company to conduct a Liquidity Event (as defined below) the Company will remain a privately offered BDC. At the earlier of (i) the date of a Liquidity Event (as defined below), if any, and (ii) the end of the Commitment Period (as defined below), any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero, provided, however that for two years following the end of the Commitment Period and prior to a Liquidity Event, Investors will remain obligated to fund Drawdowns to the extent necessary to pay amounts due under Drawdown Notices that the Company may thereafter issue to: (a) pay Company expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed five percent (5%) of total Capital Commitments, (d) fund obligations under any Company guarantee, and/or (e) as necessary for the Company to preserve its status as a “regulated investment company” under Subchapter M of the Code. Liquidity Event” means (i) a listing of the Company’s common stock on a nationally recognized stock exchange (an “IPO”); (ii) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity, (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, (c) a wind-down or dissolution, or (d) a combination of (a) through (c). “Commitment Period” shall mean the period during which unfunded capital may be drawn for any permitted purpose and commitments to new investments can be made (including reinvestment of capital returned on the Company’s investments), will commence on the Initial Closing Date and will expire upon the fifth anniversary of the Initial Closing Date, subject to a one-year extension at the discretion of the Board (i.e. five years from the date of the Initial Closing or six years from the date of the Initial Closing if the discretionary one-year extension is applicable). Upon the expiration of the Commitment Period, all investors will be released from any further obligation with respect to their unfunded Capital Commitments, except to the extent necessary or appropriate to: (i) to pay, and/or establish reserves for, actual or anticipated expenses, liabilities, including the payment or repayment of financings, indebtedness, extensions of credit or other obligations, contingent or otherwise, and the management fee, and the incentive fee whether incurred before or after the end of the Commitment Period, (ii) to fulfill investment commitments made or approved by the investment committee of the Adviser prior to the expiration of the Commitment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in or in respect of existing borrowers (including transactions to hedge interest rate or currency risks related to such follow-on investments).

(h)

Stockholders will be required to fund drawdowns to purchase additional shares of the Company up to the amount of their respective Capital Commitments each time the Company delivers a drawdown notice, which will be at least ten Business Days prior to funding. All purchases will generally be made pro rata, in accordance with the remaining Capital Commitments of all investors, at a per-share price equal to the net asset value per share of the Shares, as determined by the Board. Compare to “Subsequent Closings” above. The Company will have an investment period (the “Investment Period”), that will commence upon the Initial Closing Date and will end on the date on which the Commitment Period ends (i.e., upon the fifth anniversary of the Initial Closing Date, subject to a one-year extension at the discretion of the Board). Each Capital Commitment will be outstanding and may be called during the Investment Period in the sole discretion of the Adviser.

(i)

Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject or (ii) cause the investments of investors which are employee benefit plans or trusts subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (such plans or trusts referred to herein as “ERISA Plans”), or which are plans within the meaning of section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (including individual retirement accounts (“IRAs”) or Keogh plans covering only self-employed individuals (“Keogh Plans”)), or which are deemed under ERISA or the Code to include assets of any such plan or arrangement (such plans, trusts and accounts, “Plans”) to be “significant” and any assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Until such time as the interests in the Company are considered “publicly-offered securities” within the meaning of the ERISA “plan asset” regulations (DOL Reg. § 2510.3-101, as modified by Section 3(42) of ERISA) (the “Plan Asset Provisions”), the Adviser will use commercially reasonable efforts to conduct the affairs of the Company so that less than 25% of the value of all classes of equity interests in the Company are held by “Benefit Plan Investors” (within the meaning of the Plan Asset Provisions, “Benefit Plan Investors”), so that investment by Benefit Plan Investors will not be significant and the assets of the Company will not be considered “plan assets” under ERISA. In the event that any Limited Exclusion Rights is exercised, the Company shall be authorized to issue an additional Drawdown Notice to the non-Excused Investors to make up any applicable shortfall caused by such Limited Exclusion Right.

Section 2.02    Pledging.

Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over (and, in connection therewith, Transfer (as defined in Section 4.01(c)(i)) its right to draw down capital from the Investor pursuant to Section 2.01, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 2.01. In connection with any such secured financing (a “Subscription Facility”), the Investor specifically agrees, for the benefit of the Company and such lenders, to the following:

(a)

The Company may incur indebtedness for Company purposes pursuant to a Subscription Facility and secure such facility by (i) the Unused Capital Commitments, (ii) the Company’s rights to issue Drawdown Notices, (iii) the Company’s right to exercise remedies against the Investors and the Other Investors for failure to pay for such Shares as required by the Drawdown Notices, (iv) the deposit account into which the payments for such Shares will be wired on the applicable Drawdown Dates, and (v) any related collateral and proceeds thereof, (b) the Investor acknowledges and agrees that the lender (or agent for the lenders) under a Subscription Facility is relying on each Investor’s Unused Capital Commitment as its primary source of repayment and may issue future Drawdown Notices and may exercise all remedies of the Company with respect thereto as part of such lenders’ remedies under the Subscription Facility, (c) in the event of a failure by any Investor to pay for such Shares, the Company and such lender is entitled to pursue any and all remedies available to it under this Subscription Agreement, including issuing additional Drawdown Notices to non-Defaulting Investors in order to make up any deficiency caused by the default of the Investor, whose ownership in the Company would be diluted as a result, (d) the Investor agrees that its obligation to fund Drawdown Notices pursuant to Section 2.01 is irrevocable, and shall be without setoff, counterclaim or defense of any kind, including any defense pursuant to Section 365 of the U.S. Bankruptcy Code (other than any defenses provided hereunder), (e) the Investor agrees that it has received full and adequate consideration on the date hereof for its Shares notwithstanding that they are to be paid and issued in subsequent installments, and any defense of non-consideration or similar defenses for its subscription are hereby waived by the Investor, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value on the date of a Drawdown Notice, (f) the Company may use the proceeds of any Share issuance for repaying outstanding loans under the Subscription Facility, (g) the Investor agrees that the Company may reveal the Investor’s identity on a confidential basis to the lenders under a Subscription Facility, (h) upon the reasonable request of the Company, the Investor will provide the Company with copies of its financial statements to the extent such financial statements are not otherwise publicly available and information about the Investor’s beneficial owners to enable the Company to comply with underwriting requests from any lender under a Subscription Facility, (i) any claim the Investor may have against the Company or another Investor in the Company shall be subordinate to any claim a lender under the Subscription Facility may have against the Company or such Investor, (j) from time to time upon request, the Investor will provide to any lender under a Subscription Facility a certificate setting forth such Investor’s then Unused Capital Commitment, (k) Investor acknowledges and confirms that the terms of the applicable Subscription Facility and each agreement executed in connection therewith can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to such Investor and without its consent; provided, however, that in no event shall any such modification of any such document alter an Investor’s rights or obligations hereunder without such Investor’s written consent, (l) each Investor acknowledges that the making and performance of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations hereunder, and to the extent that it may hereafter be entitled to claim any such immunity, or to the extent that there may be attributed to it such an immunity (whether or not claimed), unless otherwise agreed in writing by the Company, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity, (m) upon the withdrawal or transfer of the Investor’s interest in the Company in accordance with the terms hereof, such Investor acknowledges that it may be required at the time of such withdrawal or transfer to fund a Drawdown Notice to repay amounts outstanding under the Subscription Facility equal to its share thereof; provided that such Investor shall not be required to fund a Drawdown Notice in excess of its Unused Capital Commitment, and (n) Investor acknowledges and agrees that the lenders under a Subscription Facility are third party beneficiaries of this Subscription Agreement who may rely on the Investor’s agreements in this Section 2.02 in providing a Subscription Facility to the Company.

Section 2.03 Distributions; Distribution Reinvestment Program.

(a)

As described more fully in the Memorandum, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Board in its discretion. The Company will reinvest all cash distributions declared by the Board on behalf of Investors who elect to receive their distributions in cash, crediting to each such Investor a number of Shares equal to the quotient determined by dividing the cash value of the distribution payable to such Investor by the Per Share NAV as of the date such distribution was declared, subject to adjustment in accordance with the Adjustment Procedures. The Investor may elect to receive any or all such distributions in cash by notifying the Adviser in writing no later than 10 days prior to the record date for the first dividend that the Investor wishes to receive in cash, using the form of notice contained in Appendix C. The Investor and the Company agree and acknowledge that any distributions received by the Investor or reinvested by the Company on the Investor’s behalf shall have no effect on the amount of the Investor’s Unused Capital Commitment.

(b)

The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions in accordance with Maryland General Corporate Law. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

Article III.

Section 3.01 Remedies Upon Investor Default.

In the event that an Investor fails to pay all or any portion of the Drawdown Purchase Price due from such Investor on any Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of 10 Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a)	The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date;

(b)

The Company may offer up to 100% of the Defaulting Investor’s Shares (the “Offered Shares”) first, to the Other Investors (other than any defaulting Other Investors) and if such Other Investors do not purchase all of such Offered Shares, to third parties for purchase at a price equal to the lesser of the then net asset value of such Shares or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Investor if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid, and the Company pursuant to its authority under Section 5.01 may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined herein) of the Defaulting Investor’s Shares pursuant to this Section 3.01(b); provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 3.01(b) in the event that such Transfer (as defined in herein) would (x) violate the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 4.01(c)(i)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent useful to avoid the occurrence of the consequences contemplated herein);

(c)

The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 3.01 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and shall not seek to enforce this Section 3.01 against the Company or any shareholder in the Company; and

(d)

The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Investors to make up for any short-fall caused by a Defaulting Investor’s failure to fund any Drawdown Notice, provided that no Investor shall be obligated to fund more than its then Unused Capital Commitment.

Article IV.

Section 4.01 Investor Representations, Warranties and Covenants.

The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)

This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect.

(b)	The Investor is acquiring the Shares for the Investor’s own account as principal for investment and not with a view to the distribution or sale thereof.

(c)

(i) The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions.

(ii) The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

(iii) The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside the United States will be made pursuant to Regulation S under the 1933 Act.

(d)

The Investor: (i) is not registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a BDC under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

(e)

(i) Prior to a Liquidity Event, the Investor may not Transfer any of its Shares or its Capital Commitment unless (x) the Adviser provides its prior written consent, (y) the Transfer is made in accordance with applicable securities laws and (z) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix C. Following an IPO, the Investor’s shares will be subject to additional restrictions set forth in the Charter.

No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and the terms of the Operative Documents and all other obligations as a shareholder in the Company.

(ii) The Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the other Operative Documents and under applicable law including, but not limited to, the fact that (a) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (b) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states of the United States or any non-U.S. jurisdiction and therefore cannot be transferred unless subsequently registered or unless an exemption from such registration is available; and (c) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor acknowledges that it has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(iii) Notwithstanding any other provision of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), as amended, or any similar U.S. federal, state or non-U.S. law or regulation (collectively, “Anti-Money Laundering Laws”); or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.

(f)

(i) If the Investor is not a natural person, (x) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (y) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (z) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares.

(ii) If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares.

(iii) The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject.

(iv) The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

(g)	The Investor understands, and gives full authorization, approval and consent to, the remedies described in Section 3.01.

(h)

The Investor agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act and the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) as the Company may reasonably request (including, but not limited to, the Investor Suitability Questionnaire) in order to ensure compliance with such Acts and the availability of any exemption thereunder.

(i)

The Investor acknowledges and agrees that, pursuant to the Operating Agreement or Charter, as applicable, and the Investment Advisory Agreement, the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Charter and the Investment Advisory Agreement. Accordingly, the Investor acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Investor, and that the Investor is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such advice.

(j)

The Investor has reviewed the Operative Documents, as each may be amended and/or restated through the closing date of the Investor’s subscription for Shares, and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Company’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Memorandum. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Shares.

(k)

The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising and in the state listed in the Investor’s permanent address set forth in the Investor Suitability Questionnaire. Other than as set forth herein and in the Operative Documents, the Investor is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Adviser, any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and other matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and other consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

(l)

The Investor has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

(m)

No representations or warranties have been made to the Investor with respect to this investment, the Adviser or the Company other than the representations of the Company set forth herein and the Investor has not relied upon any representation or warranty not provided herein in making this subscription.

(n)

If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan” (defined below) which is subject to Title I of ERISA or Section 4975 of the Code, or any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”): (1) the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company, and has concluded that such investment is prudent; (3) the Plan’s subscription to invest in the Company and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws; and (4) the Plan Fiduciary acknowledges and agrees that neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan with respect to the Plan’s investment in the Company, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Company. “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity, the assets of which are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

(o)

The Investor agrees to notify the Company in writing in the event (i) the Investor either becomes or ceases to be a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2), or under any Other Plan Law (a “Benefit Plan Investor”), (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity whose assets are deemed to include the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, promptly upon the receipt, and within no more than 15 Business Days of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 CFR 2510.3-101(f), the Company may require any Benefit Plan Investor to transfer some or all of its Shares for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any such transfer.

(p)

If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or non-U.S. law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Investment Advisory Agreement, or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or non-U.S. law, rule, regulation or constitutional provision applicable to the plan.

(q)	Representations for Non-U.S. Persons:

(i) If the Investor is not a “United States Person,” as defined in Appendix D hereto, the Investor has heretofore notified the Company in writing of such status.

(ii) The Investor will notify the Company immediately if the Investor becomes a United States Person.

(iii) The Investor represents and warrants that the Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(r)

(i) Neither the Investor, nor any of its affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor investment in the Shares will be used to finance any illegal activities.

(ii) The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(iv) The representations and warranties set forth in this Section 4.01(r) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 4.01(r) cease to be true, the Investor shall promptly so notify the Company in writing.

(v) The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 4.01(r).

(s)

In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(t)

The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations, if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

(u)

None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Suitability Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(v)

The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this subscription, the first Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Article IV or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Suitability Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8EXP, W-8IMY and W-8EXP) ceases to be true at any time following the date hereof.

(w)

The Investor agrees to provide such information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company may be subject.

(x)

The Investor understands that the Company (i) has filed or will file an election to be treated as a BDC under the 1940 Act and (ii) intends to file an election to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed or will file a registration statement on Form 10 (the “Form 10”) for the Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Form 10 is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Memorandum or other Operative Documents; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.

(y)

The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner, and to ensure that such withholding taxes, interest, penalties and other losses or liabilities are economically borne by the Investor. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions in the absence of willful misconduct and/or gross negligence.

(z)

The Investor acknowledges that the Company intends to enter into one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.

(aa)

The Investor (i) acknowledges that recent legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) has approved, by executing this Subscription Agreement, a proposal that allows the Company to reduce its asset coverage to 150% and agrees not to seek to redeem its Common Stock as a result of such reduced asset coverage ratio; and (iii) agrees that the Company’s asset coverage ratio is or will be 150% as permitted by such recent legislation.

(bb)

The Investor represents and warrants that neither the Investor nor any person who through the Investor (including anyone who has investment discretion on the Investor’s behalf) will beneficially own the Shares has been subject to any “disqualifying event” (as defined in Rule 506(d)(1) under the Securities Act) at any time on or prior to the Investor’s investment in the Company. The representations and warranties set forth in this paragraph 4.01(bb) shall be deemed repeated and reaffirmed by the Investor to the Company as of each subsequent closing of the Company. Furthermore, the Investor agrees to provide the Company with (1) prompt written notice of the occurrence of any event specified above with respect to the Investor or any such beneficial owner and (2) any information, documentation or certifications (including, if requested, the “bad actor” disqualification questionnaire, attached as Appendix E (the “Bad Actor Disqualification Questionnaire”) required by the Company, in its sole discretion, to permit the Company to comply with its obligations pursuant to Rule 506(d) under the Securities Act.

(cc)

The Investor acknowledges that the Investor is aware and understands that: (i) No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The Memorandum has not been filed with the SEC, any self-regulatory agency or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction. (ii) There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Memorandum.

(dd)

As described more fully in Appendix C, prior to Liquidity Event, the Investor may not Transfer all or any fraction of its Shares or Capital Commitment without the prior written consent of the Company. There are other substantial restrictions on the transferability of Shares or Capital Commitment under the Operating Agreement, Charter, the Investment Advisory Agreement and under applicable law including, but not limited to, the fact that (i) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (ii) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company.

(ee)

With respect to the tax and other legal consequences of an investment in the Shares, the Investor is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Memorandum.

(ff)

The Company may request such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire Shares and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Shares or to enable the Company to determine the compliance of the Company or the Adviser with applicable regulatory requirements or the Company’s tax status, and the Investor agrees to promptly provide such information as may reasonably be requested.

(gg)

All the agreements, representations and warranties made by the Investor in this Subscription Agreement (including all of its attachments) shall survive the execution and delivery hereof. The Investor shall immediately notify the Company upon discovering that any of the representations, warranties or covenants made herein was false when made or if, as a result of changes in circumstances, any of the representations, warranties or covenants made herein become false.

(hh)

The offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and the Investor represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(ii)

Eversheds Sutherland (US) LLP will act as U.S. counsel to the Company, the Adviser and their Affiliates. In connection with this offering of Shares and subsequent advice to such persons, Eversheds Sutherland (US) LLP will not represent the Investor or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Investor. In the absence of such an agreement, such counsel owes no duties to the Investor or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Investor or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.

Section 4.02 Company Representations.

The Company represents to the Investor as follows:

(a)

The Company is empowered, authorized and qualified to enter into this Agreement, the Investment Advisory Agreement and the Administration Agreement, and the person signing this Agreement, the Investment Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b)

The execution and delivery of this Agreement, the Investment Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

(c)

The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Investment Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Investment Advisory Agreement.

(d)

There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement.

(e)

The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable.

(f)

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

Article V.

Section 5.01 Power of Attorney.

(a)

The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i)

any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the 1934 Act;

(ii)	all certificates and other instruments deemed necessary by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(iii)

all certificates and other instruments deemed necessary by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a BDC;

(iv)	The Operating Agreement on Investor’s behalf; and

(v)	all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

(b)	With respect to the Investor and the Company, the foregoing power of attorney:

(i)	is coupled with an interest and shall be irrevocable;

(ii)

may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(iii)	shall survive the assignment by the Investor of the whole or any fraction of its Shares;

(iv)	shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2.01;

(v)	may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor; and

(vi)	is intended to be ministerial in scope.

(c)

The Company shall make available to the Investor a copy of any agreement, instrument, certificate or other document that is executed by the Company as an attorney-in-fact for the Investor pursuant to the power of attorney set forth in this Section 5.01.

Article VI.

Section 6.01 Indemnity.

(a)

The Investor understands that the information provided herein (including the Investor Suitability Questionnaire) shall be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Suitability Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares.

(b)

To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless the Investor, its affiliates and each partner, member, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Company contained in this Subscription Agreement or in any other document provided by the Company to the Investor or in any agreement executed by the Company in connection with the Investor’s investment in Shares.

Section 6.02 Acceptance or Rejection.

(a)

At any time prior to the Closing Date, notwithstanding the Investor’s prior receipt of a notice of acceptance of the Investor’s subscription, the Company shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever.

(b)

In the event of rejection of this subscription, the Company promptly thereupon shall return to the Investor the copies of this Subscription Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and this Subscription Agreement shall have no further force or effect thereafter.

Section 6.03 Modification.

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.

Section 6.04 Notices.

All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to:

MSD Investment Corp.

Attn: Brian Williams

645 Fifth Ave, 21st FloorNew York,

New York 10022-5910

Tel: (212) 303-4729

and, if to the Investor, to the address set forth in the Investor Suitability Questionnaire. The Company or the Investor may change its address by giving notice to the other in the manner described herein.

Section 6.05 Counterparts.

This Subscription Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

Section 6.06 Successors.

Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.

Section 6.07 Assignability.

This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void.

Section 6.08 Entire Agreement; No Third Party Beneficiaries.

This Subscription Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto and any lender under a Subscription Facility any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Investor from enforcing Section 3.01(b) against any defaulting Investor.

Section 6.09 Applicable Law.

Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

Section 6.10 Jurisdiction; Venue.

To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of New York, provided that to the extent the appropriate court located in the state of New York determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of New York, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Suitability Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 6.11 Confidentiality.

The Investor acknowledges that the Memorandum, the Subscription Documents and the other Operative Documents and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor also acknowledges that it may receive or have access to confidential proprietary information concerning the Company, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like which is proprietary in nature and non-public. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company to its limited partners if the Investor has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section 6.11), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information), (2) such information is required by applicable law or regulation to be disclosed or (3) it is necessary to disclose such information to the Investor’s professional advisors (including the Investor’s auditors and counsel), so long as such professional advisors are advised of the confidentiality obligations contained herein. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Notwithstanding anything to the contrary herein, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company; and any of the Company’s transactions and all materials of any kind (including, without limitation, opinions and other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood and agreed for this purpose that (x) the name of, or any other identifying information regarding, (i) the Company or any existing or future investor (or any affiliate thereof) in the Company, or (ii) any investment or transaction entered into by the Company or (y) any performance information relating to the Company or its investments do not constitute “tax treatment” or “tax structure”.

Section 6.12 Necessary Acts, Further Assurances.

The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

Section 6.13 No Joint Liability Among Company and Adviser.

The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Subscription Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Subscription Agreement.

Section 6.14 Electronic Delivery of Communications.

The Investor hereby acknowledges and agrees that the Company and/or the Adviser may, but is not required to, deliver and make reports, statements and other communications, including, without limitation, the Operative Documents, the Subscription Documents, Form 1099s, other tax related information and documentation, proxy materials, annual and quarterly reports, investor communications, account statements, drawdown notices and other required reports (“Account Communications”), available to the Investor in electronic form, such as e-mail or by posting on a web site. It is the Investor’s affirmative obligation to notify the Company in writing if the Investor’s e-mail address(es) listed in Section A of the Investor Suitability Questionnaire change(s).

Section 6.15 Survival.

The representations, warranties, acknowledgments and covenants in Sections 4.01 and 4.02 and in the Investor Suitability Questionnaire and the provisions of Sections 6.02, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Investor, intending to be legally bound, has executed this Subscription Agreement as of the date set forth below.

AGGREGATE PURCHASE PRICE OF SHARES SUBSCRIBED FOR: $______________

[LEGAL NAME OF SUBSCRIBER]

By:
Entity/Individual: Authorized Signatory Name:
Authorized Signatory Title:

Agreed and accepted as of _____________, 2021: MSD INVESTMENT CORP.

By:
Name: [•]
Title: [•]

MSD Investment Corp. – Investor Suitability Questionnaire

    MSD Investment Corp. (referred to herein as the “Company” or “MSD”)

1. Commitment Amount and Investment Type

Commitment Amount $

Investment Type (select one)
☐ Initial Commitment
☐ Additional Commitment

2. Form of Ownership

NON-QUALIFIED ACCOUNT

SINGLE OWNER	MINOR ACCOUNT	OTHER ACCOUNT
☐ Individual	☐ Uniform Gift to Minors Act	☐ C Corporation
	State of	☐ Pension Plan
MULTIPLE OWNERS	Date of Birth	☐ S Corporation
☐ Uniform Transfers to Minors
☐ Joint Tenants with Right of Survivorship		☐ Profit Sharing Plan
State of
☐ Community Property	Date of Birth	☐ Non-Profit Organization
☐ Tenants in Common		☐ LLC
QUALIFIED PLAN ACCOUNT
TRUST		☐ Partnership
☐ Traditional IRA
☐ Taxable Trust		☐ Other
☐ Tax Exempt Trust	☐ ROTH IRA	OTHER INFORMATION
	☐ SEP/SIMPLE IRA	☐ ERISA/Benefit Plan Investor
	☐ Rollover IRA	☐ Private Investment Company Relying on
	☐ Beneficial IRA	Section 3(c)(1) or 3(c)(7) of the Investment
Company Act

3. Investor Information (please print)

The information provided in Section 3 must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9

Individual Owner/Beneficial Owner
(first, last)

SSN	Date of Birth
(mm/ddyyyy)

Joint Owner/Beneficial Owner
(first, last)

SSN	Date of Birth
(mm/dd/yyyy)

Mailing Address
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)		(city/state)	(ZIP)

U.S. Street Address
(Leave blank if your U.S. street address and mailing address are the same)		(city/state)	(ZIP)

E-mail Address	Phone #
(You must include an e-mail address for Shareholder Communications)

Are you a U.S. Person?
☐ Yes ☐ No	Country (if applicable)
(Form W-8BEN is required)

MSD - Investor Suitability Questionnaire    A-1

    [•]@msdpartners.com

MSD Investment Corp. – Investor Suitability Questionnaire

Trust/Corp/Partnership/Other

SSN/Tax ID Date of Formation
(mm/dd/yyyy)
Mailing Address
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)		(city/state)		(ZIP)

U.S. Street Address
(Leave blank if your U.S. street address and mailing address are the same)		(city/state)		(ZIP)

E-mail Address	Phone #
(You must include an e-mail address for Shareholder Communications)

Trustee(s)/authorized person(s)

Trustee(s)/authorized person(s) SSN	Date of Birth
(mm/dd/yyyy)
Trustee(s)/authorized person(s) U.S. Street Address
(street)		(city/state)		(ZIP)
Is this trustee(s)/authorized person an Authorized Signatory?
☐ Yes	☐ No

Trustee(s)/authorized person(s)

Trustee(s)/authorized person(s) SSN	Date of Birth
(mm/dd/yyyy)
Trustee(s)/authorized person(s) U.S. Street Address
(street)		(city/state)		(ZIP)
Is this trustee(s)/authorized person an Authorized Signatory?
☐ Yes	☐ No

Trustee(s)/authorized person(s)

Trustee(s)/authorized person(s) SSN	Date of Birth
(mm/dd/yyyy)
Trustee(s)/authorized person(s) U.S. Street Address
(street)		(city/state)		(ZIP)
Is this trustee(s)/authorized person an Authorized Signatory?
☐ Yes	☐ No

Trustee(s)/authorized person(s)

Trustee(s)/authorized person(s) SSN	Date of Birth
(mm/dd/yyyy)

Trustee(s)/authorized person(s) U.S. Street Address
(street)		(city/state)		(ZIP)
Is this trustee(s)/authorized person an Authorized Signatory?
☐ Yes	☐ No

Interested Party Information (if applicable)

Name of Interested Party 1	Email Address

Name of Interested Party 2	Email Address

Name of Interested Party 3	Email Address

Name of Interested Party 4	Email Address

Name of Interested Party 5	Email Address

MSD - Investor Suitability Questionnaire    A-2

    [•]@msdpartners.com

MSD Investment Corp. – Investor Suitability Questionnaire

4. Wire Instructions and Distribution Election (check one of the following two options)

☐ 1.Dividend Reinvestment Plan – Please check this box to enroll in MSD’s Dividend Reinvestment Plan
(Refer to the Company’s Private Placement Memorandum (“PPM”) for terms of the Dividend Reinvestment Plan)

If you participate in the Dividend Reinvestment Plan and you fail to meet the minimum net worth or annual income requirements for making an investment or you can no longer make the representations or warranties set forth in the subscription agreement, you are expected to promptly notify your broker dealer, financial advisor or investment advisor in writing of the change and to terminate your participation in the Dividend Reinvestment Plan.

☐ 2.Cash – Please check this box if you prefer to have distributions paid in cash to your Bank Account below
(Cash distributions for custodial accounts are required to be sent to the custodian of record)

Wire Instructions

Bank Name	ABA Routing Number / Swift Code

Account Name	Account Number

Client Account Name	Client Account Number

For Further Credit to (if any)	Reference

The Company is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Company is notified otherwise in writing. If the Company erroneously deposits funds into the account, the Company is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

5. Financial Advisor/Representative Information (if applicable)

Name of Participating Financial/Advisory Firm

Name of Financial Advisor(s)/Investor Representative(s)

Rep/Advisor Number/Team ID	CRD Number

Mailing Address

	(street)		(city/state)	(ZIP)

Email Address		Phone #

6. Custodian Information

Are you investing with a custodian? ☐ Yes ☐ No

Custodial Arrangement (Only applicable if Yes is selected above)

Name of Custodian

(to be completed by custodian)

Custodian Account #

(to be completed by custodian)

Custodian Account Name

(to be completed by custodian)

Client Custodian Account #

(to be completed by investor)

Client Custodian Account Name

(to be completed by investor)

MSD - Investor Suitability Questionnaire A-3

[•]@msdpartners.com

MSD Investment Corp. – Investor Suitability Questionnaire

7. Important Information Rights, Certifications and Authorizations

Substitute IRS Form W-9 Certification:

Under penalties of perjury, I certify that:

(1)  The number shown on this subscription agreement is my correct taxpayer identification number or (I am waiting for a number to be issued to me), and

(2)  I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)  I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions).

CERTIFICATION INSTRUCTIONS: YOU MUST CROSS OUT CERTIFICATION (2) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE

CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

       By signing below, you also acknowledge

•	You represent and warrant that you are an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the United States Securities Act of 1933, as amended.
•	You have received and read the PPM.
•	You have received, read and understood, and agree to each and every term of the Company’s subscription agreement including any accompanying supplement (collectively, the “Subscription Agreement”).
•	You make and affirm all of the certifications, representations, warranties, agreements, acknowledgments and undertakings set forth in the Subscription Agreement.
•

The Company and/or the Adviser may, but is not required to, deliver and make reports, statements and other communications, including, without limitation, the Operative Documents, the Subscription Documents, Form 1099s, other tax related information and documentation, proxy materials, annual and quarterly reports, investor communications, account statements, drawdown notices and other required reports (“Account Communications”), available to the Investor in electronic form, such as e-mail or by posting on a website.

•

You represent that the e-mail to be used for Account Communications is listed in Section 3 of the Subscription Agreement and if your e-mail address changes, you must provide the Company with the new address by sending an e-mail to [•]@msdpartners.com.

•	Your execution of these Signature Pages will constitute for all purposes your execution of the Subscription Agreement.
•

These Signature Pages (including the Subscription Agreement) submitted by or on behalf of you, pursuant to a valid power of attorney, constitute or will constitute your valid, binding and enforceable agreement.

•	You understand that an investment in the Company is illiquid and appropriate only as a long term investment
•	You should not expect to be able to sell your shares regardless of how we perform.
•	We do not intend to list our shares on any securities exchange for what may be a significant time and we do not expect a secondary market in the shares to develop.
•	You should consider that you may not have access to the money you invest for an indefinite period of time.
•	Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
•	The Company may pay distributions from sources other than earnings, which may affect future distributions.
•	The amount of distributions, if any, are uncertain and at the discretion of the Company’s board of directors.
•	An investment in our shares is not suitable for you if you need access to the money you invest.
•

Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

•	You understand and acknowledge that your Capital Commitment to purchase shares of MSD is irrevocable and requires you fund Drawdowns
•	(also known as capital calls) over an extended period of time.
•

You understand the IRS rules regarding contribution limits for IRAs and other qualified account types. Further, you understand how these contribution limits may impact my ability to fund Drawdowns in the event you do not have sufficient funds within your IRA or other qualified account.

•

You have reviewed and understand the terms of a default set forth in Article III of this Subscription Agreement. If you should fail to fulfill any payment obligation due to MSD, specifically including Drawdowns or capital calls, (a) all or a portion of your shares of MSD (including your interest in MSD’s future distributions) may be transferred to a third party for a price that is less than the net asset value of such shares of common stock, and (b) MSD may take other actions with respect to the unfulfilled payment obligation

•	You understand the IRS rules regarding required minimum distributions and that the illiquid nature of MSD may impact your ability to meet required minimum distributions.
•	You acknowledge that IRS rules are subject to change and future changes may have unforeseen impacts on your investment in MSD.

Each investor must sign:

Owner or Authorized Person Signature	Date (mm/dd/yyyy)

Joint Owner or Authorized Person Signature	Date (mm/dd/yyyy)

Joint Owner or Authorized Person Signature	Date (mm/dd/yyyy)

Joint Owner or Authorized Person Signature	Date (mm/dd/yyyy)

MSD -Investor Suitability Questionnaire A-4
[•]@msdpartners.com

Appendix B:

Form of

MSD Investment Corp.

CAPITAL CALL NOTICE

[Notice Date]

[Account Name]

RE: Capital Call for [Fund Name] (the “Company”) Due [Due Date]

Dear Investor,

This letter is to inform you of a capital call for the Company. Proceeds from this capital call will be used to fund investments and repay leverage.

Please remit your capital call of [Capital Call Amount] to the Company’s bank account by [Due Date].

Commitment Summary:

Capital Commitment	[Total Commitment Amount]

Capital Commitment Called to Date	[Commitment Funded Amount Pre-Capital Call]

Current Capital Call	[Capital Call Amount]
Unfunded Capital Commitment	[Commitment Unfunded Amount Post-Capital Call]
Total Due	[Capital Call Amount]

Please see details of the Company’s bank account below:

WIRE INSTRUCTIONS*:

Settlement of this order should be made to the bank account details below.

BENEFICIARY:

Bank Name:	U.S. Bank, N.A.
Address:	777 E Wisconsin Ave, Milwaukee, WI 53202
SWIFT Code:	USBKUS44
ABA Number:	075000022
Account Number:	199383806379
Account Name:	MSD Investment Corp.
Reference:	199383806379

*Please instruct your bank to charge your account for any bank fees related to the wire transfer.

Should you have any questions, please email us at alternativefundsupport@usbank.com or MSD Investor Relations at IR@msdpartners.com.

Sincerely,

[Fund Name]

B-1

Appendix C: Transfer Restrictions

Prior to an IPO, no Transfer of the Investor’s Capital Commitment or all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Adviser. In any event, the consent of the Adviser may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Adviser in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•	such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•

such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Appendix C shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

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Appendix D: United States Person

The term “United States Person” means a person described in one or more of the following paragraphs:

1.	With respect to any person, any individual or entity that would be a United States Person under Regulation S promulgated under the 1933 Act. The Regulation S definition is set forth below.

2.

With respect to individuals, any U.S. citizen or “resident alien” within the meaning of US income tax laws as in effect from time to time. Currently, the term “resident alien” is defined under U.S. income tax laws to generally include any individual who (i) holds an Alien Registration Card (a “green card”) issued by the U.S. Immigration and Naturalization Service or (ii) meets a “substantial presence” test. The “substantial presence” test is generally met with respect to any current calendar year if (a) the individual was present in the U.S. on at least 31 days during such year and (b) the sum of the number of days on which such individual was present in the U.S. during the current year, 1/3 of the number of such days during the first preceding year, and 1/6 of the number of such days during the second preceding year, equals or exceeds 183 days.

3.	With respect to persons other than individuals:
a.	a corporation or partnership created or organized in the United States or under the laws of any political subdivision thereof;

b.

a trust where (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more United States Persons have the authority to control all substantial decisions of the trust; and

c.	an estate which is subject to U.S. tax on its worldwide income from all sources.

Set forth below is the definition of “United States Person” contained in Regulation S under the 1933 Act.

1.	“United States Person” means:
a.	Any natural person resident in the United States;

b.	Any partnership or corporation organized or incorporated under the laws of the United States;

c.	Any estate of which any executor or administrator is a United States Person;

d.	Any trust of which any trustee is a United States Person;

e.	Any agency or branch of a non-United States entity located in the United States;

f.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a United States Person;

g.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

h.

Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States; and (B) formed by a United States Person principally for the purpose of investing in securities not registered under the Securities Act unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

2.	The following are not “United States Persons”
a.

any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-United States Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “United States Person”;

b.

any estate of which any professional fiduciary acting as executor or administrator is a United States Person shall not be deemed to be a “United States Person” if: (i) an executor or administrator of the estate who is not a United States Person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;

c.

any trust of which any professional fiduciary acting as trustee is a United States Person shall not be deemed to be a “United States Person” if a trustee who is not a United States Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Person;

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d.

an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “United States Person”; and

e.

any agency or branch of a United States Person located outside the United States shall not be deemed a “United States Person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business of insurance or banking, and (iii) is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

f.

none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “United States Person”.

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Appendix E:

Bad Actor Disqualification Questionnaire

MSD Investment Corp.

This questionnaire is being furnished to you to obtain information in connection with a potential offering (the “Offering”) of securities under Rule 506 of the Securities Act of 1933 (the “Securities Act”). As used in this questionnaire, “you” also refers to any entity on whose behalf you are responding. If you cannot answer no to any of the statements, please contact us to provide details. If you have doubts regarding whether you can make all of the statements, please contact us. By completing and signing this questionnaire, you also indicate: (i) your consent for Company to rely upon the information provided; and (ii) your agreement to promptly notify Company of any changes in information provided that occurs after the date you sign the questionnaire and prior to the applicable offering or sale of securities.

1.	Criminal Convictions: Within the past 10 years (or five years, in the of case the Company), have you or the Company been convicted of any felony or misdemeanor:

a.	In connection with the purchase or sale of a security

☐ Yes             ☐ No

b.	Involving the making of a false filing with the Securities and Exchange Commission (the “SEC”)

☐ Yes             ☐ No

c.	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐ Yes             ☐ No

2.	Court injunctions and restraining orders: Within the past five years, have you or the Company been the subject of a court injunction or restraining order:

a.	In connection with the purchase or sale of a security

☐ Yes             ☐ No

b.	Involving the making of a false filing with the SEC

☐ Yes            ☐ No

c.	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐ Yes             ☐ No

3.

Final orders of certain state and federal regulators: Have you or the Company been the subject of any final orders of state regulators of securities, insurance, banking, savings associations or credit unions; federal banking agencies; the Commodity Futures Trading Commission and the National Credit Union Administration that:

a.	Bar you or the Company from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities or

☐ Yes             ☐ No

b.	Are based on a violation of a law or regulation that prohibits fraudulent, manipulative, or deceptive conduct and were issued within the last 10 years.

☐ Yes             ☐ No

4.

SEC disciplinary orders: Are you or the Company currently the subject of any SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons under Section 15(b) or 15B(c) of the Securities Exchange Act of 1934, or Section 203(e) or (f) of the Investment Advisers Act that:

a.	Suspends or revokes your or the Company’s registration as a broker, dealer, municipal securities dealer or investment adviser

☐ Yes            ☐ No

(1)	Places limitations on your or the Company’s activities, functions or operations

☐ Yes            ☐ No

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(2)	Bars you or the Company from being associated with any entity or from participating in the offering of any penny stock.

☐ Yes            ☐ No

5.	SEC cease-and-desist orders: Within the last five years, have you or the Company been the subject of SEC orders to cease and desist from committing or causing a violation or future violations of:

a.	The scienter-based anti-fraud provisions of the federal securities laws

☐ Yes            ☐ No

b.	Section 5 of the Act.

☐ Yes            ☐ No

6.	Suspension or expulsion from membership in an SRO or from association with an SRO member:

a.

Have you or the Company been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization or “SRO” ( i.e., a registered national securities exchange or national securities association, such as FINRA) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

☐ Yes            ☐ No

7.	SEC stop orders:

a.

Within the last five years, have you, as an officer or director of an issuer, or the Company filed a registration statement or Regulation A offering statement that was the subject of a SEC refusal order, stop order or order suspending the Regulation A exemption, or are you now the subject of an investigation or proceeding to determine whether such an order should be issued.

☐ Yes            ☐ No

b.

Within the last five years, have you or the Company been, or been named as, an underwriter of securities under a registration statement or Regulation A offering statement that was the subject of a Commission refusal order, stop order or order suspending the Regulation A exemption, or are you now the subject of an investigation or proceeding to determine whether such an order should be issued.

☐ Yes            ☐ No

8.

U.S. Postal Service false representation orders: Within the last five years have you or the Company been subject to a U.S. Postal Service false representation order, temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐ Yes            ☐ No

The foregoing answers are true and correct in all respects. I understand that a “yes” answer will disqualify the issuer from relying on exemption under Rule 506 under the Securities Act of 1933.

Signature

Date: ____

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Appendix F:

INVESTMENT ADVISORY AGREEMENT

BETWEEN

MSD INVESTMENT, LLC.

AND

MSD PARTNERS, L.P.

This Agreement (the “Agreement”) is made as of November 24, 2021, by and between MSD Investment, LLC., a Maryland corporation (the “Company”), and MSD Partners, L.P., a Delaware limited partnership (the “Adviser”).

WHEREAS, the Company is a closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser desires to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1)	Duties of the Adviser

a)

The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (x) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10 (as amended from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”), and prior to the date on which the SEC declares the Company’s Registration Statement effective, in accordance with the investment objective, policies and restrictions that are set forth in the Company’s confidential private placement memorandum as amended from time to time (the “PPM”); (y) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (z) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) use reasonable endeavors to ensure that the Company’s investments consist mainly of shares, securities or currencies (or derivative contracts relating thereto), which for the avoidance of doubt may include loans, notes and other evidences of indebtedness; (vi) perform due diligence on prospective portfolio companies; and (vii) provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the

Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

b)	The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

c)

The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

d)

The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

e)	The Adviser shall be primarily responsible for the execution of any trades in securities in the Company’s portfolio and the Company’s allocation of brokerage commissions.

2)	Company’s Responsibilities and Expenses Payable by the Company

Except as otherwise provided herein or in the Administration Agreement (the “Administration Agreement”), dated November 24, 2021, between the Company and the Adviser (the Adviser, in its capacity as the administrator, the “Administrator”), the Adviser shall be solely responsible for (a) the compensation of its officers including their salaries and benefits, except as otherwise specified; (b) fees and expenses for internal administrative, bookkeeping, clerical and related services rendered in support of the activities for which compensation is paid under (a) above; and (c) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Adviser incurred in connection with Company operations. The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation): (i) fees and costs incurred in organizing the Company; (ii) fees and costs associated with calculating net asset value (including the cost and expenses of any independent valuation firm); (iii) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or the portfolio managers and other members of the investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights; (iv) fees and expenses incurred by the Adviser (and their affiliates) or the Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisers, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis; (v) any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Company’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Company and in making, carrying, funding and/or otherwise resolving investment guarantees); (vi) fees and costs associated with offerings, sales, and repurchases of the Company’s common stock and other securities; (vii) fees and expenses payable under any underwriting, dealer manager or placement agent agreements, if any; (viii) investment advisory fees payable under this Agreement; (ix) administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between the Company and the Administrator, based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration

Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, and their respective staffs); (x) costs incurred in connection with investor relations, board of directors relations, and preparing for and effectuating the listing of the Company’s common stock on any securities exchange; (xi) any applicable administrative agent fees or loan arranging fees incurred with respect to the Adviser’s portfolio investments, the Administrator or an affiliate thereof; (xii) any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses); (xiii) transfer agent, dividend agent and custodial fees and expenses; (xiv) federal and state registration fees; (xv) all costs of registration and listing shares of the Company’s common stock on any securities exchange; (xvi) federal, state and local taxes; (xvii) independent directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the independent directors; (xviii) costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Company and its activities; (xix) costs of any reports, proxy statements or other notices to stockholders, including printing costs; (xx) fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xxi) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs; (xxii) proxy voting expenses; (xxiii) all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan; (xxiv) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; (xxv) the allocated costs incurred by the Adviser and/or the Administrator in providing managerial assistance to those portfolio companies that request it; (xxvi) allocable fees and expenses associated with marketing efforts on behalf of the Company; (xxvii) all fees, costs and expenses of any litigation involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs; (xxviii) fees, costs and expenses of winding up and liquidating the Company’s assets; and (xxix) all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business. For the avoidance of doubt, the Adviser shall be solely responsible for any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company.

If any of the above expenses or other expenses are incurred jointly for the account of the Company and any other investment funds or accounts sponsored or managed by the Adviser or its affiliates, such expenses will be allocated among the Company and such other funds or accounts in proportion to the size of the investment made by each fund or account in the activity or entity to which such expense relates, or in such other manner as the Adviser considers fair and equitable. To the extent that expenses to be borne by the Company are paid by the Adviser or an affiliate thereof, the Company will reimburse the Adviser or such affiliate for such expenses. Each subsidiary of the Company, if any, that makes investments will bear all of its own organizational and operating fees, costs, expenses and liabilities and, as a result, the Company will indirectly bear these fees, costs, expenses and liabilities.

3)	Compensation of the Adviser

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

a)

For services rendered under this Agreement, the Management Fee will be payable quarterly in arrears. Management Fees for any partial month or quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant month or quarter. The Management Fee shall be calculated as follows:

i)

Prior to an an initial public offering of the Company’s common stock and/or listing on a nationally recognized stock exchange (an “Exchange Listing”), the Management Fee shall be calculated at a rate of 0.1875% per quarter (0.75% per annum) of the Company’s average gross asset value, including assets purchased with borrowed funds or other forms of leverage (each, a “Credit Facility”) but excluding (i) cash and cash equivalents (as defined below) and (ii) undrawn commitments at the end of the two most recently completed calendar quarters (or for the first quarter which the Company has operations, the average gross assets at the date of the initial drawdown from investors and the end of such calendar quarter). For purposes of this agreement, “cash equivalents” means U.S. government securities, money market fund investments, commercial paper instruments, and other similar cash equivalent investments maturing within one year of purchase.

ii)

Following an Exchange Listing, the Management Fee will be calculated at a rate 0.3125% per quarter (1.25% per annum) of the Company’s average gross asset value including assets purchased with borrowed amounts under any credit facility but excluding cash and cash equivalents at the end of the two most recently completed calendar quarters (or for the first quarter following an Exchange Listing, the average gross assets as of the date of the Exchange Listing and the end of such calendar quarter).

b)

The Incentive Fee consists of two components that are independent of each other with the result that one component may be payable even if the other is not. A portion of the Incentive fee is based on the Company’s income (the “Income-Based Fee”) and a portion is based on the Company’s capital gains (the “Capital Gains Fee”), each is described below:

i)

The Income-Based Fee will be determined and paid quarterly in arears based on the amount by which the aggregate “Pre-Incentive Fee Net Investment Income” (as defined below) in any calendar quarter exceeds the Hurdle Amount (as defined below). The Hurdle Amount will be determined on a quarterly basis and will be calculated by multiplying 1.5% (6% annualized) by the Company’s net asset value at the beginning of each applicable calendar quarter.

The calculation of the Income-Based Fee for each quarter is as follows:

A.	No Income-Based Fee shall be payable to the Adviser in any calendar quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;

B.

100% of the Company’s aggregate Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 1.77% (7.06% annualized) by the Company’s net asset value at the beginning of each applicable calendar quarter. The Catch-Up Amount is intended to provide the Adviser with an incentive fee of 15% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches the Catch-Up Amount for any calendar quarter; and;

C.

For any quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income exceeds the Catch-Up Amount, the Income-Based Fee shall equal 15% of the amount of the Company’s Pre-Incentive Fee Net Investment Income for such quarter, as the Hurdle Amount and Catch-Up Amount will have been achieved;

ii)

The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the first calendar year ended after the Company elects to be treated as a BDC, and is calculated at the end of each applicable year by subtracting (a) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 15% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years commencing with the first calendar year ended after the Company elects to be treated as a BDC. If such amount is negative, then there is no Capital Gains Fee payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee. The Company will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation, in accordance with generally accepted account principals in the United States (“GAAP”), because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee calculated on unrealized appreciation be payable until such gains are realized, if at all.

iii)	For purposes of this section 3, the following terms shall have the following meaning:

A.

“Pre-Incentive Fee Net Investment Income” shall mean interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the Management Fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the Incentive Fee). In addition, “Pre-Incentive Fee Net Investment Income” shall include, in the case of investments with a deferred interest feature such as market discount, original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that the Company has not yet received in cash. For avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

iv)

Examples of the quarterly incentive fee calculation are attached hereto as Annex A. Such examples are included for illustrative purposes only and are not considered part of this Agreement. The fees payable under this Agreement for any partial period will be appropriately prorated.

c)

Both the calculation of the Management Fee and the Income-Based Fee will be appropriately adjusted for any capital calls done by the Company during the quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter).

d)

For purposes of computing the Income-Based Fee and the Capital Gains Fee, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly, in the manner described above. With respect to the calculation of quarterly Pre-Incentive Fee Net Investment Income for purposes of calculating the Income-Based Fee, net interest, if any, associated with a derivative or swap (which is defined as the difference between (i) the interest income and transaction fees received in respect of the reference assets of the derivative or swap and (ii) all interest and other expenses paid by us to the derivative or swap counterparty) will be included in calculating the Income-Based Fee. The notional value of any such derivatives or swaps is not used for these purposes. With respect to the calculation of the Capital Gains Fee, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in calculating the Capital Gains Fee

4)	Covenants of the Adviser

The Adviser agrees that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5)	Excess Brokerage Commissions

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6)	Investment Team

The Adviser shall manage the Company’s portfolio through a team of investment professionals (the “Investment Team”) dedicated primarily to the Company’s business, in cooperation with the Company’s Chief Executive Officer. The Investment Team shall be comprised of senior personnel of the Adviser, supported by and with access to the investment professionals, analytical capabilities and support personnel of the Adviser.

7)	Limitations on the Employment of the Adviser

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8)	Responsibility of Dual Directors, Officers and/or Employees

If any person who is a manager, partner, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9)	Limitation of Liability of the Adviser; Indemnification

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner or managing member and the Administrator each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

10)	Effectiveness, Duration and Termination of Agreement

a)

This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days’ written notice, by the vote of a majority of the board of directors, in accordance with the requirements of the Investment Company Act, or by the Adviser. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

b)

This Agreement shall continue in effect for two (2) years from the first date above written and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

c)	This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

11)	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12)	Amendments

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

13)	Severability.

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. For the avoidance of doubt, to the extent compliance with the terms of this Agreement would violate any provision of the 1940 Act, such terms will be rendered invalid and the remainder of this Agreement shall be not be affected thereby.

14)	Entire Agreement; Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Maryland and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by the Investment Company Act and the Advisers Act, as amended, the sole and exclusive forum for any action, suit or proceeding with respect to this Agreement shall be a federal or state court located in the State of Maryland, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at its principal office.

15)	No Third-Party Beneficiary

Other than expressly provided for in Paragraph 9 of this Agreement, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including, but not limited to, stockholders of the Company.

16)	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. Either party may deliver an executed copy of this Agreement, and of any documents contemplated hereby, by facsimile or other electronic transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

[Remainder of the Page Left Intentionally Blank]

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

MSD INVESTMENT, LLC

By:
Name:
Title:

MSD Partners, L.P.

By:
Name:
Title:

Annex A

Examples of Incentive Fee Calculation

Example 1: Income Based Fee

General Assumptions:

Hurdle rate = 1.5%

Catchup rate = 1.7647%

Base management fee = 0.1875%

Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.2%

Scenario 1

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.25%

Calculations

•	Pre-incentive fee net investment income = (investment income – (base management fee + other expenses))

•	Pre-incentive fee net investment income = (1.25% - (0.1875% + 0.2%)

•	Pre-incentive fee net investment income = 0.8625%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no Income Based Fee.

Scenario 2

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.0%

Calculations

•	Pre-incentive fee net investment income = (investment income – (base management fee + other expenses))

•	Pre-incentive fee net investment income = (2.00% - (0.1875% + 0.2%)

•	Pre-incentive fee net investment income = 1.6125%

Pre-incentive fee net investment income of 1.6125% exceeds the hurdle rate but is less than the catchup rate

•	Incentive fee= 100% × (Pre-incentive fee net investment income – hurdle rate)

•	Incentive fee= 100% × (1.6125% – 1.5000%)

Income Based Fee = 0.1125%

Scenario 3

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.5%

Calculations

•	Pre-incentive fee net investment income = (investment income – (base management fee + other expenses))

•	Pre-incentive fee net investment income = (2.50% – (0.1875% + 0.2%)

•	Pre-incentive fee net investment income = 2.1125%

Pre-incentive fee net investment income of 2.1125% exceeds the catchup rate

•	Incentive fee= 100% × (catchup rate – hurdle rate) + (15.0% × (Pre-incentive fee net investment income – catchup rate)

•	Incentive fee= 100% × (1.7647% – 1.5000%) + (15.0% × (2.1125% – 1.7647%)

Income Based Fee = 0.3169%

Example 2: Capital Gains Fee:

Scenario 1 – Assumptions:

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.

The Capital Gains Fee, if any, would be:

•	Year 1: None

•	Year 2: $4.5 million Capital Gains Fee, calculated as follows:

•	$30 million realized capital gains on sale of Investment A multiplied by 15.0%.

•	Year 3: None, calculated as follows:

•

$3.75 million cumulative fee (15.0% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $4.5 million (previous capital gains fee paid in Year 2).

•	Year 4: $150,000 Capital Gains Fee, calculated as follows:

•

$4.65 million cumulative fee ($31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B) multiplied by 15.0%) less $4.5 million (previous capital gains fee paid in Year 2).

Scenario 2—Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.

The capital gains portion of the incentive fee, if any, would be:

•	Year 1: None.

•	Year 2: $3.75 million capital gains incentive fee, calculated as follows:

•	15.0% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•	Year 3: $1.05 million capital gains incentive fee, calculated as follows:

•

$4.8 million cumulative fee (15.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $3.75 million (previous capital gains fee paid in Year 2)

•	Year 4: $450,000 capital gains incentive fee, calculated as follows:

•	$5.25 million cumulative fee (15.0% multiplied by $35 million cumulative realized capital gains) less $4.8 million (previous cumulative capital gains fee paid in Year 2 and Year 3)

•	Year 5: None

•

$3.75 million cumulative fee (15.0% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $5.25 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Appendix G

MSD PARTNERS, L.P. DATA PROTECTION NOTICE

This is the Investor Data Protection Notice (“Notice”) for MSD Partners, L.P. and its affiliates (collectively, “MSD” or “we” or “us”).

At MSD, we respect the privacy of our investors, and this Notice governs how MSD collects, processes and uses your Personal Information (which use to mean any data that identifies or could be used to identify an individual person and is in the possession of, or is likely to come into the possession of, MSD or its representatives or service providers).

Depending on the jurisdiction in which you reside, you may have certain rights with respect to your Personal Information, which are addressed in this Notice. If you are a resident of the European Union or the state of California, please see the sections below that are specific to the EU and California, respectively. If you have questions about which rights apply to you, or wish to exercise any such rights, you can contact us using the details set out below.

This Notice was last updated in January 2021. It may change from time to time and you should review it periodically.

WHAT DOES MSD PARTNERS, L.P. DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies, including MSD Partners, L.P. and its affiliates (collectively, “MSD” or “we”) choose how they share your Personal Information. In the United States, federal law gives consumers the right to limit some but not all sharing of Personal Information. Federal law also requires us to tell you how we collect, share, and protect your Personal Information. Please read this Notice carefully to understand what we do.

What?

The types of Personal Information we collect and share depend on the product or service we provide to you. This information can include:

∎   Social Security number and assets;

∎   Account balances and transaction history; and

∎   Investment experience and wire transfer instructions.

How?

All financial companies need to share customers’ Personal Information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ Personal Information; the reasons MSD Partners, L.P. chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does MSD Partners, L.P. share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	Yes	Yes
For nonaffiliates to market to you	No	We don’t share

To limit our sharing:

∎   Call (212) 303-1650

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we may continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions ?	Call (212) 303-1650

Who we are
Who is providing this notice?	MSD Partners, L.P., an investment adviser registered with the U.S. Securities & Exchange Commission

What we do
How does MSD Partners, L.P. protect my personal information?

To protect your Personal Information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does MSD Partners, L.P. collect my personal information?

We collect your Personal Information, for example, when you:

∎   Give us your contact information;

∎   Open an account or buy securities from us; and

∎   Tell us where to send the money or make a wire transfer.

We also collect your Personal Information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

In the U.S., federal law gives you the right to limit only:

∎   sharing for affiliates’ everyday business purposes – information about your creditworthiness;

∎   affiliates from using your information to market to you; and

∎   sharing for nonaffiliates to market to you.

State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ∎ For purposes of this Notice, our affiliates include companies with an MSD name.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ∎ MSD Partners, L.P. does not share with non-affiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ∎ MSD Partners, L.P. does not engage in joint marketing

DATA PROTECTION NOTICE	INVESTORS IN CALIFORNIA

California Consumer Protection Act (CCPA)

If you are a California resident, the California Consumer Protection Act (CCPA) provides you with certain rights:

•  The right to request, up to twice in a twelve-month period, your Personal Information in a format that is portable and, to the extent technically feasible, in a readily useable format that will allow you to transmit it to another entity.

•  The right to request that MSD delete your Personal Information, except in circumstances where MSD is legally entitled to retain Personal Information regardless of any such request.

•  The right to opt out of any sale of your Personal Information to any third parties, without experiencing any discrimination, as defined under the law, as a result of your exercise of this right. Note that MSD does not sell Personal Information to third parties.

If you are a California resident, Personal Information will include the full definition of “Personal Information” under the CCPA. If you wish to exercise any of the rights set out in this section, please contact MSD using the details below.

Information We Collect and Retain

We may collect the following categories of Personal Information about you from the sources identified as follows. Note that we may combine Personal Information collected from different sources for any of the purposes listed in the section below entitled “Why We Collect Information and How We May Disclose It.”

•  Communications Data. We collect from you when you become a client, and as you may provide updates from time to time, communications-related data such as your name and contact details (i.e. home and email address, home and mobile phone numbers).

•  Financial Data. In connection with the administering of necessary financial transactions associated with your investment in a fund managed by MSD, we may collect from you and / or financial service providers with which we engage, and may create about you, information obtained as a result of your investment in any of our funds (such as advisor details, investment details, banking details, and financial details); as well as banking information, tax information, your social security number or other tax identification number and details of tax residency.

•  Identity Data. As you may provide to us when you become a client, and as you may provide updates from time to time, we may collect from you data in the context of us carrying out anti-money laundering, regulatory, tax and know your client checks (such as data included in identification documents, details of sanctions); as well as your nationality, age, gender and other information from related documents, such as your passport.

•  IT Data. We may collect from you, create about you, and/or collect from other sources (such as third party software that we use for our Business Purposes) information about your use of our Information Technology, communication and other systems such as our computer networks and connections.

MSD does not sell Personal Information to third parties, and we do not share Personal Information with third parties for those third parties’ own direct marketing purposes. We may share your Personal Information among MSD’s affiliated entities, as well as with third parties, as detailed in the sections immediately below. Any recipient of your Personal Information will be subject to confidentiality obligations. MSD may share anonymous or aggregated data with third parties such as service providers in order to facilitate our business operations.

In general, MSD may also use and disclose any Personal Information it maintains about you as follows:

Purpose for Processing	Possible Disclosures
To manage and mitigate risk and to assess and ensure compliance with applicable laws, legal requirements, and company policies, including to maintain the privacy and security of our data, to conduct internal audits or investigations, and to obtain legal advice or to establish, exercise or defend legal rights.	Service Providers, law enforcement, governmental authorities, regulators or other bodies, courts, insurers, tax or financial authorities or consultants, legal advisors.
As needed to protect our assets or to investigate or defend against any claims of illegality or wrongdoing or in response to a court order or judicial or other government subpoena or warrant.	Law enforcement, governmental authorities, regulators or other bodies, courts, tax authorities, insurers, legal advisors, mediators.
In the event MSD undertakes or is involved in or contemplating (e.g., in connection with due diligence) any merger, acquisition, reorganization, sale of assets, bankruptcy, or insolvency event.	Buyers or purchasers (or potential buyers or purchasers) and their representatives.

In addition to MSD’s general purposes for processing and disclosing any category of your Personal Information, the chart below includes other purposes for which we may process specific categories of your Personal Information and to whom such information is disclosed.

Purpose(s) for Processing	Possible Disclosures

Communications Data

•  To communicate with you concerning your receipt of services from MSD;

•  To understand your needs and interests and to respond to your enquiries;

•  To analyze and improve our services;

•  For the management and administration of our business;

•  The performance of your investment;

•  To detect, investigate and prevent fraud and other crimes and/or to establish, exercise or defend legal rights;

•  Compliance with legal and regulatory requirements;

•  Enforcement of MSD’s standards and policies; and/or

•  To ensure the safety and security of MSD, its staff and its assets.

•  Service providers including those used for website, application and system development and support, event management, IT support, website and system security, data hosting and storage, and marketing and promotions management;

•  Service providers including those used for banking and other financial services;

•  Professional advisers, business partners, and clients in connection with our provision of financial services;

•  Law enforcement, government authorities, regulators, courts, tax authorities, insurers, legal advisors; and/or

•  Others to whom you direct us to disclose this information.

Financial Data • The performance of your investment; • For the management and administration of our business;	• Service providers including those used for banking and other financial services

•  Quality and risk management and mitigation;

•  To detect, investigate and prevent fraud and other crimes and/or to establish, exercise or defend legal rights;

•  Compliance with legal and regulatory requirements; and/or

•  Enforcement of MSD’s standards and policies.

• Law enforcement, government authorities, regulators, courts, tax authorities, insurers, legal advisors, mediators; and/or • Others to whom you direct us to disclose this information.

Identity Data

•  To assess your subscription for investment in a fund managed by MSD;

•  The performance of a contract with you;

•  For the management and administration of our business;

•  To provide you with the products and services for which you subscribe;

•  to confirm and verify your identity and to conduct due diligence (we may also screen against publicly available government and/or law enforcement agency sanctions lists);

•  To establish, exercise or defend legal rights;

•  Compliance with legal and regulatory requirements; and/or

•  Enforcement of MSD’s standards and policies.

•  Professional advisors and business partners in connection with our role as employer;

•  Credit reference agency and other related service providers;

•  Law enforcement, government authorities, regulators, courts, tax authorities, insurers, legal advisors, mediators; and/or

•  Others to whom you direct us to disclose this information.

IT Data

•  The performance of a contract with you, or to take steps to enter into a contract;

•  Quality and risk management and mitigation;

•  For the management and administration of our business;

•  To provide you with the products and services for which you subscribe;

•  Compliance with legal and regulatory requirements;

•  Enforcement of MSD’s standards and policies;

•  To detect, investigate and prevent fraud and other crimes, and/or to establish, exercise or defend legal rights;

•  To fulfill our contractual obligations to clients; and/or

•  To ensure the safety and security of MSD, its staff, and its assets.

•  Service providers including those used for website, application and system development and support, IT support, and data hosting and storage;

•  Professional advisors and business partners in connection with our role as employer;

•  Law enforcement, government authorities, regulators, courts, tax authorities, insurers, legal advisors, mediators; and/or

•  Others to whom you direct us to disclose this information.

We seek to ensure that the collection and processing of information by us is always proportionate. We will notify you of any material changes to information we collect or to the purposes for which we collect and process it. Please note that if you do not provide certain Personal Information to MSD when requested (and where relevant, provide your consent), we may not be able to provide you with some or all of our services and products (including those set out in this Policy or in other agreements we enter into with you).

Questions

If you are a California resident and you have questions about your rights under the CCPA or wish to exercise any of the rights provided to you by the CCPA you may contact us as follows:

Call:     (212) 303-1650 or toll free at (877) 673-2271

Email:  privacy@msdpartners.com

DATA PROTECTION NOTICE	INVESTORS IN THE EUROPEAN UNION

Right to object	Please note that you have a right to object to the processing of your personal data where that processing is carried out for our legitimate interest or for direct marketing.

Where your details are provided to a fund managed by MSD Partners, L.P. (each a “Fund”) as a consequence of your investment in the Fund, then the Fund, acting as a data controller may itself (or through the Fund’s administrator, Citco Fund Administrator (Cayman Islands) Limited or its affiliates (the “Administrator”) process your personal information or that of your directors, officers, employees and/or beneficial owners. The Administrator may also act as a data controller of your personal information in connection with the performance of its legal and contractual obligations as Administrator of the Fund.

Please ensure that you provide a copy of this Data Protection Notice to any third parties whose personal data you provide to the Fund. This Data Protection Notice may be updated at any time and the Fund will notify you in writing of any changes.

Purpose and Legal Basis for Processing	Your personal data may be processed by the Fund or the Administrator (or any of their affiliates, agents, employees, delegates or sub-contractors) for the following purposes:

∎   Managing and administering your holdings in the Fund, including assessing and processing applications, communicating with you about your holdings and account related activities on an on-going basis;

∎   To update and maintain records and provide NAV and other calculations;

∎   To manage and maintain our relationships with you and for ongoing customer service;

∎   To enforce or defend the Fund’s rights, itself or through third parties to whom it delegates such responsibilities;

∎   To comply with any applicable legal, tax or regulatory obligations on the Fund or the Administrator, which derive from anti-money laundering and counter-terrorism legislation.

This use of your data is necessary for performance of your contract with us.

∎   In order to carry out anti-money laundering checks and related actions including sharing data with police, law enforcement, tax authorities or other government and fraud prevention agencies where we have a legal obligation, including screening transactions, reporting suspicious activity and complying with production and court orders;

∎   To report tax related information to tax authorities;

∎   To investigate and resolve complaints and manage contentious regulatory matters, investigations and litigation;

∎   To monitor electronic communications for investigation and fraud prevention purposes, crime detection, prevention and investigation.

This use of your data is necessary in order for us to comply with any legal or regulatory obligations.

∎   The day to day running and management of the Fund including to:

—   monitor, maintain and improve the processes, information and data, technology and communications solutions and services used by the Fund;

—   perform general, financial and regulatory accounting and reporting;

—   monitor and record calls for quality, business analysis, training and related purposes in order to pursue the legitimate interests of the Fund to improve its service delivery;

—   protect our legal rights and interests including screening transactions for fraud prevention and anti- money laundering purposes

This use of your data is necessary for our legitimate business interest in managing our business including legal, personnel, administrative and management purposes and for the prevention and detection of crime provided our interests are not overridden by your interests.

Recipients of Data	The Fund and the Administrator may disclose your personal information as follows:

∎   to their affiliates and third party service providers engaged in connection with the oversight, safekeeping, administration, distribution or operation of the Fund, in order to process the data for the above mentioned purposes;

∎   to competent authorities (including tax authorities), courts and bodies as required by applicable law or requested by such entities or to affiliates for internal investigations and reporting.

International Transfer of Data

The disclosure of personal information to the third parties set out above may involve the transfer of data to the USA and other jurisdictions outside the European Economic Area (EEA). Such countries may not have the same data protection laws as your jurisdiction and the Fund has, inter alia, authorised the Administrator as its agent to ensure the transfer of data by the Administrator outside the EEA is subject to a contract incorporating standard contractual clauses in the form adopted by the European Commission under Decision 2010/87/EU, Decision 2004/915/EC or an equivalent or replacement decision (the Model Clauses).

Retention Period

The Fund and the Administrator will retain your personal information for a minimum period of 7 years from the date on which you redeem all of your interests in the Fund or for as long as required for the Fund or the Administrator to perform the services or comply with applicable legal/regulatory obligations.

Consequences of Not Providing Required Data

Where the Fund or the Administrator requires your personal information to comply with AML or other legal requirements, failure to provide this information means the Fund may not be able to accept you as an investor in the Fund and/or may be unable to process, or release your investment in the Funds. This may result in the Fund terminating its relationship with you. We will tell you when we ask for your information whether it is a statutory or contractual requirement to give us the information and the consequences of not providing the information.

Data Subject Rights

You have various rights in relation to your personal information, including the right to request access to your personal information, correct any mistakes on our records, erase or restrict records where they are no longer required, object to use of personal information based on legitimate business interests, ask not to be subject to automated decision making if the decision produces legal or other significant effects on you.

We will respond to your request in writing, or orally if requested, as soon as practicable and in any event not more than within one month after of receipt of your request. In exceptional cases, we may extend this period by two months and we will tell you why. We may request proof of identification to verify your request. For more details in relation to your rights, including how to exercise them, please see our full privacy policy or contact us.

How to Contact the Fund	If you have any questions about our use or the Administrator’s use of your personal information, please contact MSD Investor Relations at (212) 303-1650.